Exhibit 99.1

Press Release

Investor Contact: Ahmed Pasha 703-682-6451

Media Contact: Amy Ackerman 703-682-6399

AES Announces Pricing of $1.8 Billion of Senior Notes in a Private Offering

ARLINGTON, Va., November 19, 2020 – The AES Corporation (NYSE: AES) announced that it has priced $800 million aggregate principal amount of 1.375% senior notes due 2026 (the “2026 Notes”) and $1 billion aggregate principal amount of 2.450% senior notes due 2031 (the “2031 Notes” and together with the 2026 Notes, the “New Notes”).

AES intends to allocate an amount equal to the net proceeds from this offering to one or more eligible green projects. Pending such allocation, AES intends to use the net proceeds from this offering to fund purchases of any and all of its 5.500% senior notes due 2025 (the “2025 Notes”), 6.000% senior notes due 2026 (the “6.000% 2026 Notes”) and 5.125% senior notes due 2027 (the “2027 Notes” and, together with the 2025 Notes and the 6.000% 2026 Notes, the “Tender Offer Notes”) in tender offers (the “Tender Offers”), to fully redeem any of the Tender Offer Notes not tendered in connection with the Tender Offers, to fully redeem the $65.0 million aggregate principal amount outstanding of its 4.500% notes due 2023 (the “2023 Notes”) and $63.0 million aggregate principal amount of its 5.500% notes due 2024 (the “2024 Notes” and together with the Tender Offer Notes and the 2023 Notes, the “Outstanding Notes”), to pay certain related fees and expenses and for general corporate purposes. This press release does not constitute an offer to purchase or the solicitation of an offer to sell the Outstanding Notes.

In conjunction with the Tender Offers, AES is soliciting consents to the adoption of certain proposed amendments to the indentures governing the Tender Offer Notes to substantially remove all the restrictive covenants and events of default, as well as to alter the notice requirements for optional redemption with respect to each series of Tender Offer Notes. The closing of the offering of the New Notes is expected to occur, subject to certain customary conditions on December 4, 2020 (T + 10).

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global energy company accelerating the future of energy. Together with our many stakeholders, we’re improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Such forward-looking statements include, but are not limited to, our financing plans, including the offering of the New Notes and the details thereof, the proposed use of proceeds therefrom, the ultimate allocation of amounts relating to the offering of the New Notes to eligible green projects, and other expected effects of the offering of the New Notes, the Tender Offers and Consent Solicitations, the details thereof, other expected effects of the Tender Offers and Consent Solicitations and the proposed concurrent debt financing to satisfy the financing condition and the use of proceeds therefrom.

Actual results could differ materially from those projected in AES’ forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: “Management’s Discussion & Analysis” in AES’ 2019 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of AES’ 2019 Annual Report on Form 10-K filed February 27, 2020 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting AES’ website at www.aes.com.

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